UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 12, 2011

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2011, the Board of Directors of MetroPCS Communications, Inc. (the “Company”) appointed Mr. Thomas C. Keys to the position of President, following Mr. Roger D. Linquist’s announcement that he is relinquishing his role as President of the Company to allow him to concentrate his efforts on the Company’s strategic initiatives and opportunities. Mr. Linquist will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board, and Mr. Keys will continue to serve as the Company’s Chief Operating Officer. There were no compensatory changes associated with the appointment of Mr. Keys to the position of President or Mr. Linquist’s relinquishment of the President position.

For a discussion of Mr. Key’s business experience, qualifications and other biographical data, please see the Company’s Definitive Proxy Statement relating to the Company’s 2011 Annual Meeting of Stockholders, filed on Schedule 14A with the Securities and Exchange Commission on April 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: May18, 2011	By:
J. Braxton Carter
Chief Financial Officer & Vice Chairman